                                                                    EXHIBIT 10.3


                           NONCOMPETITION AGREEMENT



          This Noncompetition Agreement (the "Agreement") is entered into as of July 26, 1996, by and among Teletouch Communications, Inc., a Delaware corporation ("Teletouch"), Warren Communications, Inc., a Louisiana corporation ("Warren"), and the shareholders of Warren listed on the signature pages hereof (individually, a "Shareholder" and collectively, the "Shareholders").

                             W I T N E S S E T H:

          WHEREAS, Teletouch and Warren are parties to that certain Asset Purchase Agreement dated as of April 2, 1996, (the "APA") pursuant to which Teletouch will purchase substantially all of the assets and business of Warren; and

          WHEREAS, prior to the date hereof, the Shareholders owned all of the issued and outstanding capital stock of Warren; and

          WHEREAS, pursuant to the APA, the execution and delivery of this Agreement are to occur contemporaneously with the consummation of the transactions contemplated by the APA;

          NOW, THEREFORE, in connection with the consummation of the transactions contemplated by the APA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

          1.   Agreement Not to Compete.
               ------------------------

               1.1.  Business of Company; Shareholders' Knowledge.  In
                     --------------------------------------------
connection with the business of Warren, Warren has developed and perfected business plans and procedures, marketing plans and techniques and other procedures, methods, and processes used in connection with its business, and has also developed a list of clients and customers with significant repeat business, all of which are critical to the financial success of Warren in part because of the specialized nature of the business and the locales and markets serviced by Warren. During each Shareholder's association with Warren as an officer, director, shareholder and/or employee, each Shareholder has become familiar with the nature of Warren's business, its customers, and with the special techniques, procedures and methods previously referenced.

               1.2.  Term and Restricted Activities.
                     ------------------------------

                     (a) In consideration of the foregoing and the purchase of the assets of Warren by Teletouch, Warren and each Shareholder hereby agrees that for the two (2) year period beginning on the date hereof (the "Term"), each Shareholder shall not, directly or indirectly, for his or her own account or for the account of others, as an officer, director, stockholder, owner, partner, employee, promoter, consultant, manager, advisor or otherwise, participate in the promotion, financing, ownership, or management of, any business which offers any of the same products or services presently offered by, or pursues any activities constituting or resembling the business of Warren within all Parishes of the State of Lousiana and Nueces County in the State of Texas (collectively, the "Restricted Area"); provided, however, that the Shareholders may own collectively up to five percent (5%) of the outstanding publicly-held securities of a publicly-held corporation as a passive investment so long as no Shareholder participates in the management or control of such corporation.

                     (b) Warren and each Shareholder agrees during the Term not to solicit in any manner any business from any person or entity that was a customer of Warren or is now or becomes a customer of Teletouch or assignee or successor of Teletouch if such business involves providing any of the same or similar products or services in the Restricted Area as constituted the business of Warren. Each Share holder specifically acknowledges that Warren's business is regional in scope and is currently contained in the Restricted Area. For a period of four (4) years, the Shareholders agree not to solicit the full-time employment of the current employees of Teletouch or those employees of Warren who become employed by Teletouch after the purchase of the assets of Warren by Teletouch in accordance with the APA.

                     (c) During the Term, Warren and each Shareholder agree not to file an application to operate on the 157.74 Mhz frequency in any parish or county in the United States in which Teletouch or its subsidiaries after the date hereof have operations utilizing such frequency.

          2.   Payments to the Shareholders.  At the Closing (as such term is
               ----------------------------
defined in the APA) of the transactions contemplated in the APA, and on the date hereof, Teletouch has paid and the Shareholders have accepted as full compensation for all covenants contained herein, the sum of $100,000 paid by wire transfer to an account designated by Warren which funds are hereby allocated as set forth on the signature pages hereto.

          3.   Remedies.  In the event of a breach of Warren or a Shareholder's
               --------
covenant not to compete, it is understood and agreed that Teletouch shall be entitled to injunctive relief as well as any and all other applicable remedies at law and in equity available to such party. Warren is, and indirectly the Shareholders are, the recipients of consideration under the APA substantially in excess of the consideration hereunder; Warren and the Shareholders therefore acknowledge that any damages that Teletouch suffers due to a breach of this Agreement shall not be limited to the consideration received hereunder. If a court of competent jurisdiction should declare this covenant not to compete unenforceable, in whole or in part, due to any unreasonable restriction of duration and/or geographical area, then the parties hereto ack nowledge and agree that such a court of law or equity shall have the express authority of the parties to this Agreement to reform this covenant not to compete to a reasonable restriction and/or to grant Teletouch any and all other relief, at law or in equity, reasonably necessary to protect their respective interests. Warren and each Shareholder expressly covenants and acknowledges that he or she considers this restrictive covenant reasonable.

          4.   Notices.  Any notice, request, instruction, correspondence or
               -------
other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

               If to the Shareholders or Warren, addressed to:

                     200 Flying W Drive
                     Carencro, Louisiana 70520
                     Attention: Mr. John C. Warren

               If to Teletouch, addressed to:

                     Teletouch Communications, Inc.
                     1000 Louisiana, Suite 600
                     Houston, Texas  77002
                     Attention:  Mr. Robert M. McMurrey

                     Telecopy:  (713) 650-3351

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

          5.   Governing Law.  The provisions of this Agreement shall be
               -------------
governed by and construed and enforced in accordance with the laws of the State of Louisiana (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction).

          6.   Entire Agreement; Amendments and Waivers.  This Agreement and the
               ----------------------------------------
APA constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

          7.   Binding Effect and Assignment.  This Agreement shall be binding
               -----------------------------
upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party; provided, however, that it is agreed that (i) after or at the Closing, as collateral for the financing of the transaction contemplated by this Agreement, Teletouch may assign this Agreement and Teletouch's rights hereunder and under other documents entered into in connection herewith to financial institutions or their affiliates providing any such financing or any refinancing thereof, and provided that, upon foreclosure or sale in lieu of foreclosure or deed in lieu of foreclosure or deed of any of the assets of Teletouch to its affiliates of Teletouch's rights hereunder or under other documents entered into in connection herewith or a substantial portion thereof by or to any such financial institutions or their affiliates, the representations, warranties, obligations, covenants, agreements and indemnities of Warren herein and in such other documents will inure to the benefit of such financial institutions (or their affiliates) or any such purchaser or grantee; (ii) Warren and each Shareholder may assign the economic benefits, but not its, his or her obligations, under this Agreement; and (iii) Teletouch may assign its rights hereunder in whole to any party which acquires all of the former assets and business of Teletouch or in pertinent part to any party which acquires a portion of the former assets and business of Teletouch in any discrete area. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                     TELETOUCH COMMUNICATIONS, INC.



                                     By:________________________________________
                                        Robert M. McMurrey
                                        Chairman and Chief Executive Officer


                                     SHAREHOLDERS:



                                     ___________________________________________
                                     John C. Warren
                                     $_____________



                                     ___________________________________________
                                     Carolyn R. Warren

                                     $_____________



                                     WARREN COMMUNICATIONS, INC.


                                     By:________________________________________
                                             John C. Warren
                                             President